Exhibit 99.1

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Diamond Cable Communications Limited (the “Company”) for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Barclay Knapp, as Director of the Company, and Scott E. Schubert, as Director of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in this Report.

/s/ Barclay Knapp

Name: Barclay Knapp
Title: Director*
Date: May 15, 2003

/s/ Scott E. Schubert

Name: Scott E. Schubert
Title: Director*
Date: May 15, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.

*	The Company has no Chief Executive Officer or Chief Financial Officer. Barclay Knapp and Scott E. Schubert are Directors of the Company and are Chief Executive Officer and Chief Financial Officer, respectively, of NTL Incorporated, the indirect parent of the Company.